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                                                                     Exhibit 5.2

                                                                      PBWT DRAFT

[DATE], 2008

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
250 Vesey Street
New York, New York 10080
U.S.A.

Piper Jaffray & Co.
[ADDRESS]
[ADDRESS]

Ladies and Gentlemen:

     We have acted as United States of America ("United States") counsel to Citibank, N.A., in its capacity as Depositary (the "Depositary") under the Deposit Agreement, dated as of [DATE], 2008 (the "Deposit Agreement"), by and among the Depositary, ATA Inc. (the "Company"), a company incorporated under the laws of the Cayman Islands (the "Country"), and all Holders and Beneficial Owners (each as defined in the Deposit Agreement) of American Depositary Shares (the "ADSs") issued thereunder, each ADS representing the right to receive, subject to the terms of the Deposit Agreement and Cayman Islands law, one common share, par value US$0.01 per common share, of the Company (the "Shares"). A form of the Deposit Agreement is attached as an exhibit to the Registration Statement on Form F-6 (Reg. No.: 333-[REG. NO.]) relating to the ADSs (the "Registration Statement") filed with the Securities and Exchange Commission on [DATE], 2007.

     This opinion is being delivered to you in connection with the issuance and delivery by the Depositary of [NUMBER] ADSs (the "Sale ADSs") in connection with the sale (the "Sale") by the Company of the Sale ADSs to you and the several underwriters named in [Schedule I] to the Underwriting Agreement (defined below) and for whom you are acting as representatives (collectively, the "Underwriters") pursuant to the Underwriting Agreement, dated [DATE], 2008 (the "Underwriting Agreement"), among the Company and each of you, as the representatives of the Underwriters. We express no opinion as to the compliance of the Sale with the Securities Laws (as hereinafter defined) or the laws of the Cayman Islands, and we understand that you are relying on separate opinions of counsel to the Company for comfort on the subject of compliance with the Securities Laws and Cayman Islands laws.

     We have examined a copy of the signed Deposit Agreement and originals, or photostatic or certified copies, of such records of the Depositary, and such other documents as we have deemed relevant and necessary in rendering the opinions set forth herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to

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[DATE], 2008
Page 2

us as photostatic or certified copies and the authenticity of the originals of such copies. We have also assumed that (i) the Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, (ii) the Sale, and the issuance and delivery of the Sale ADSs in connection with the Sale, complies in all respects with the requirements of the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, the United States Investment Company Act of 1940, as amended, and the securities laws of the States of the United States (collectively, the "Securities Laws"), and with the laws of the Cayman Islands, (iii) the Shares represented by the Sale ADSs have been duly authorized and validly issued and are fully paid and non-assessable, and any preemptive rights with respect to such Shares have been validly waived or exercised, (iv) the Shares represented by the Sale ADSs have been duly deposited with the Custodian (as defined in the Deposit Agreement), (v) each of the parties to the Deposit Agreement will comply with their respective obligations thereunder, and (vi) the Registration Statement has been duly signed on behalf of the Company by a person thereunto duly authorized, by officers and directors of the Company duly elected or appointed to the offices specified therein and by the Company's authorized representative in the United States thereunto duly appointed and directed, in each case in accordance with all applicable laws and regulations. In addition, we have relied as to certain matters on information obtained from public officials, officers of the Depositary and other sources believed by us to be responsible.

     In connection with the provisions of the Deposit Agreement whereby the Depositary submits to the non-exclusive jurisdiction of New York State or United States federal courts located in The City of New York, we note the limitations of 28 U.S.C. Sections 1331 and 1332 on subject matter jurisdiction of the United States federal courts. In connection with the provisions of the Deposit Agreement which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that, under NYCPLR Section 510, a New York State court has discretion to transfer the place of trial, and that, under 28 U.S.C.
Section 1404(a), a United States District Court has discretion to transfer an action from one United States federal court to another.

     Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as "tax advice" (within the meaning given to such term by the United States Internal Revenue Service ("IRS") in IRS Circular 230 and any related interpretative advice issued by the IRS in respect of IRS Circular 230 prior to the date hereof, and hereinafter used within such meaning and interpretative advice). Without admitting that anything contained herein or in any document referred to herein constitutes "tax advice" for any purpose, notice is hereby given that, to the extent anything contained herein or in any document referred to herein constitutes, or is or may be interpreted by any court, by the IRS or by any other administrative body to constitute, "tax advice," such "tax advice" is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the United States Internal Revenue Code of 1986, as amended, or (ii) promoting, marketing or recommending to any party any transaction or matter addressed herein.

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[DATE], 2008
Page 3


     Based upon the foregoing and subject to the assumptions, qualifications and limitations herein stated, we are of the opinion that:

     (i) The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes the valid and legally binding agreement of the Depositary, enforceable against the Depositary in accordance with its terms except to the extent that (a) enforcement thereof may be limited by (1) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and
(2) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or in equity), and (b) rights to indemnity and contribution may be limited by United States federal or state securities laws or public policy; and

     (ii) The Depositary has full power and authority to execute and deliver the Deposit Agreement and to perform its obligations thereunder; and

     (iii) Upon the issuance by the Depositary of the Sale ADSs against deposit of the requisite Shares with the Custodian in accordance with the terms and conditions of the Deposit Agreement and the Registration Statement, the Sale ADSs will be duly and validly issued and will entitle the Holders thereof (as defined in the Deposit Agreement) to the rights specified in the American Depositary Receipt(s) ("ADRs") evidencing the Sale ADSs and in the Deposit Agreement; and

     (iv) The Registration Statement has been declared effective under the United States Securities Act of 1933, as amended, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened. The Registration Statement complies as to form in all material respects with the requirements of the United States Securities Act of 1933, as amended, and the rules and regulations adopted by the Securities and Exchange Commission thereunder, in each case as known to us to be interpreted by the Staff of the Securities and Exchange Commission at this time; and

     (v) The statements in the Final Prospectus filed as part of the Registration Statement on Form F-1 (Reg. No.: 333-[REG. NO.]) under the heading "Description of American Depositary Shares," insofar as such statements purport to describe the Depositary and summarize certain provisions of the Deposit Agreement, the ADSs and the ADRs, fairly present, in all material respects, the matters therein described.

     This opinion letter is being delivered solely for the benefit of, and may be relied upon solely by, the Underwriters and by the Depositary in connection with the transactions contemplated by the Underwriting Agreement. This opinion letter shall not be otherwise used, circulated or quoted without the express prior written consent of this firm. The opinions expressed herein are rendered as of the date hereof and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our

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[DATE], 2008
Page 4

attention or any changes in law (by legislative action, judicial or regulatory decision, or otherwise) that may hereafter occur or become effective.

     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York. We express no opinion as to the effect of the laws of any other jurisdiction.

                                              Very truly yours,

                                              PATTERSON BELKNAP WEBB & TYLER LLP



                                              By:___________________________
                                                 A Member of the Firm



cc: Citibank, N.A. - ADR Department